Exhibit 10.2

PERCEPTRON, INC.

Executive Agreement Not to Compete

I recognize that Perceptron, Inc., a Michigan corporation, and its direct and indirect subsidiaries, whether now in existence, or hereafter acquired or created, (including, but not limited to: Perceptron Global, Inc., Perceptron Software Technology, Inc., Coord3 Global, LLC, Perceptron B.V., Perceptron GmbH, Perceptron EURL, Perceptron Iberica S.L., Perceptron Italia, s.r.l., Coord3 s.r.l., Perceptron Metrology UK, Ltd., Next Metrology Software s.r.l., Perceptron Slovensko s.r.o., Perceptron Asia Pacific Ltd., Perceptron Asia Pte. Ltd., Perceptron Trading (Shanghai) Co, Ltd., Perceptron Non Contact Metrology Solutions Pvt. Ltd., and Perceptron do Brasil, Ltda. (collectively, the “Company”), desires to insure that I do not compete with the Company, as specified below.

In consideration of the Company’s employment of me, and other good and valuable consideration, the receipt of which is hereby acknowledged, I agree as follows:

1. During the term of my employment by the Company (which period shall be referred to as “my Engagement”), and thereafter during the longer of (i) any period in which the Company is obligated to make payments to me (the “Payment Completion Period”), or (ii) 12 months from the end of my Engagement (the “Non-Compete Period”), I shall not engage, directly or indirectly, as officer, director, shareholder, partner, member, associate, consultant, owner, agent, independent contractor, employee or otherwise of any person, firm, corporation or other business engaged, anywhere in the world, (i) in any business conducted by the Company during my Engagement, or any business which I was aware, during my Engagement, that the Company planned to engage in, (ii) in any business involving the design, development, manufacture, sale or servicing of machine vision sensors and systems utilizing electro-optical techniques or component parts utilized in such sensors or systems or (iii) in any business involving the design, engineering, manufacture, marketing, sale, installation, servicing or maintenance of coordinate measuring machines (“CMMs”) or laser-based or other technology, software or applications used in connection with CMMs (the “Non-Compete Provisions”); provided that the ownership of one (1%) percent or less of the stock in any publicly traded corporation in such a business shall not be violative of the foregoing covenant. In the event that I shall fail to comply with any of my obligations under this Agreement, in addition to any other remedies that the Company may have at law or in equity, my employment with the Company as an employee shall automatically terminate and the Company’s obligations to me shall automatically terminate, including any obligations of the Company to me for severance or other compensation or benefits following termination of my Engagement.

2. I understand that nothing in this Agreement shall affect my obligations under the “Proprietary Information and Inventions Agreement” between the Company and myself dated
_______________.

3. I shall notify the Company, during the Non-Compete Period of any change in my address and each subsequent employment or business activity (stating the name and address of the employer or business, the nature of the business of such employer or business and the nature of my position) in which I engage during such Non-Compete Period.

4. I acknowledge that this Agreement embodies the entire agreement and understanding between the parties hereto and there are no other agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof, and, that this Agreement shall supersede all previous agreements, negotiations, commitments and writings with respect to the subject matter hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

5. I hereby acknowledge that, in the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

6. I acknowledge that the Company may assign its rights under this Agreement to any affiliate or any person who acquires or succeeds to any part of the business or assets of the Company.

7. I acknowledge that if there is a breach or threatened breach of the provisions of this Agreement, the Company shall be entitled to an injunction restraining me from such breach, in addition to any other remedies available to the Company for such breach or threatened breach.

8. I acknowledge that this Agreement may be executed in one or more counterpart copies; each of those fully executed copies shall be considered as original, but together shall constitute one agreement.

9. I acknowledge that this Agreement has been negotiated, executed, and delivered in, and will be governed by the laws of, the State of Michigan, without regard to the conflict or choice of law principles of that state which might otherwise be applicable, and I acknowledge and agree to submit to the jurisdiction of the courts of and in the State of Michigan with respect thereto.

Date:	By:

ACCEPTED AND AGREED TO:

PERCEPTRON, INC., on its own behalf and on behalf of its subsidiaries, whether now in existence or hereafter acquired or created.

By:

Title:

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